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                                                        Exhibit 10.13(d)


                                                        E-1



                        NONQUALIFIED STOCK OPTION UNDER
                      1993 STOCK AWARD AND INCENTIVE PLAN

                                                       [Date]

                Number of Shares:

                Purchase Price:


Dear Employee:

     As a key employee of Cytec Industries Inc. (the "Company"), or of a subsidiary of the Company, you have been granted by the Compensation and Management Development Committee (the "Committee") of the Company's Board of Directors a non-qualified stock option to purchase not more than the aggregate number of shares of the Common Stock of the par value of $.01 each of the Company ("Common Stock") set forth above at the per share purchase price set forth above, all subject to the terms and conditions hereof and of the Company's 1993 Stock Award and Incentive Plan, as amended (the "Plan").

     The date of grant of this option is the date of this letter, which is the date on which the Committee voted to grant the option. The purchase price represents 100% of the Fair Market Value per share of the Common Stock on the date of the grant, as determined under the Plan.

     Upon receipt by the Company of notification of exercise of option in the form prescribed from time to time by the Committee and upon receipt of the purchase price per share multiplied by the number of shares being purchased pursuant to such exercise, the Company will cause a certificate or certificates for such shares then purchased to be delivered to the person entitled thereto.

     A copy of the Plan, under which this option is granted to you, is available at the office of the Secretary to the Committee, and your attention is directed to all the provisions of the Plan.

     Certain restrictions with respect to this option include, but are not limited to, the following:

     (1) This option must be exercised if at all and to the extent exercised, no later than ten years from the date of grant, and then only (except as provided in paragraphs (5), (6) and (7) below) if you are then an employee of the Company or of a company which on the date of exercise is a subsidiary or Affiliate (as defined in the Plan) of the Company.
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     (2)  This option shall be exercisable in cumulative installments as follows: to the extent of not more than one-third of the number of shares subject hereto, at any time after the expiration of the first year of the term hereof; to the extent of not more than an additional one-third of such shares, at any time after the expiration of the second year of such term; and to the extent of the remainder of such shares, at any time after the expiration of the third year of such term; provided that, as specified in Section 7 of the Plan, this option shall be immediately exercisable in full upon a Change of Control (as defined in the Plan).

     (3) This option is not transferable otherwise than by will or by the laws of descent and distribution or, if then permitted under Rule 16b-3 under the Securities Exchange Act of 1934, pursuant to a qualified domestic relations order as defined under the Internal Revenue Code and it may be exercised during your lifetime, only by you or your guardian or legal representative. Notwithstanding the prior sentence, you may transfer this option, in whole or in part, to (i) your spouse, (ii) your child or children, (iii) your grandchild or grandchildren or (iv) a trust for any of the foregoing; provided that the transfer shall be subject to all of the terms of the Plan and this grant letter and, in addition, (A) the transferred option may not be retransferred except to you, (B) you remain liable for all withholding taxes payable on account of this option, (C) the Company may place transfer restrictions against any shares of Common Stock issued to a transferee upon exercise of this option in order to assure compliance with the Securities Act of 1933, as amended, (D) you give prompt written notice of the transfer to the Secretary of the Committee including name, address, tax I.D. number and date of birth of the transferee, number of shares subject to the transfer, and such other information as the Company may require and (E) this option shall be exercisable by the transferee only to the extent that it would be exercisable by you if it had not been so transferred.

     (4) In the event of termination of your employment, this option, to the extent not theretofore exercised, shall forthwith terminate unless such termination of employment shall be by reason of a cause described in paragraph
(5), (6) or (7) below, in which case the provisions of paragraph (5), (6) or (7) below, as the case may be, shall be applicable.

     (5) In the event that your employment with the Company or a subsidiary of the Company terminates by reason of (i) your death, (ii) your disability or
(iii) your retirement on or after your 55th birthday, and the date of such termination is eight months or more after the date of grant of this option, this option may be exercised by you, by your estate, by any transferee under
Paragraph 3 above, or by any person who acquires the right to exercise this option by reason of your death, until the fifth anniversary of the date of termination of your employment (subject to the installment exercise provisions of Paragraph 2, above), but not after ten years from the date of grant, to the extent of the total number of shares subject to this option.
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     (6) In the event that the Company or a subsidiary of the Company terminates your employment by reason of a job elimination, and the date of termination is eight months or more after the date of grant of this option, this option may be exercised (subject to the installment exercise provisions of Paragraph 2, above) but not after ten years from the date of grant, to the extent of the full number of shares subject to this option.

     (7) In the event that the Company or a subsidiary of the Company terminates your employment (except as provided in paragraph 6, above, in which case paragraph 6 applies, and except for dishonesty or other good cause, in which case this option expires), you may exercise this option at any time within one year after any such termination, but not before the expiration of the first year, nor after ten years, from the date of grant, to the extent of the number of shares subject to this option which were purchasable by you at the date of such termination of your employment.

     (8) The Company, with the approval of an officer, may, at any time and without cause, suspend the exercisability of this option if it becomes aware of information that indicates that there may be grounds to terminate your employment for dishonesty or other good cause. If upon conclusion of the investigation the Company determines that it has not discovered grounds to terminate your employment for dishonesty or other good cause, the suspension shall be terminated.

     (9) Nothing in this option shall confer on you any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company or any subsidiary or affiliate to terminate your employment at any time.

     (10) Subject to such limitations, if any, as the Committee may establish, you may satisfy your mandatory federal and state income tax withholding obligations resulting from the exercise of this option by requesting the Company to withhold shares of Common Stock having a fair market value, as determined under the Plan, equal to the withholding obligations. In order to prevent fractional shares, the number of shares withheld shall be rounded up to the nearest whole share, with the value of the fraction, at the option of the Company, being either paid to you in cash or retained as additional optional withholding.

     Your exercise of this option, in whole or in part, constitutes your agreement (i) to pay the Company promptly, on demand, any withholding taxes due in respect of the exercise of this stock option and (ii) that the Company, its subsidiaries and affiliates may deduct an amount equal to such withholding taxes from any amounts owing to you by the Company and/or any of such subsidiaries or affiliate.

     The Company reserves the right to require this option to be exercised only within the United States and to require stock certificates issuable to you upon such exercise to be delivered
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only within the United States to you or to such person who is appropriately authorized by you.

     Prior to the earliest time that this option may be exercised by you, the Company will deliver to you a prospectus which meets the requirements of the Securities Act of 1933, as amended, and which further describes the Plan and options granted thereunder.

     In no event is the grant of this option to you to be deemed, directly or indirectly, a recommendation by the Company that you at any time exercise this option.
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     In the event of any conflict between the terms of this option and the provisions of the Plan, the provisions of the Plan shall govern.

                                Very truly yours,

                                CYTEC INDUSTRIES INC.


                                BY:______________________
                                   J. W. Hirsch
                                   Secretary-Compensation
                                   and Management
                                   Development Committee

Enc.